EXHIBIT 23.1







    CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We have issued our report dated June 16, 2005, accompanying the consolidated financial statements included in the Annual Report of Micronetics, Inc. on Form 10-KSB for the year ended March 31, 2005, which is incorporated by reference in this registration statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.





                                        /s/Grant Thornton LLP



Boston, Massachusetts
September 6, 2005